Exhibit 99.1

Sonic Solutions Reports Results For Fourth Fiscal Quarter Ended March
31, 2003

    NOVATO, Calif.--(BUSINESS WIRE)--May 5, 2003--

  Record Revenues; Sonic Reports EPS of $0.01 per Share (GAAP basis) and $0.10 per Share (Non-GAAP basis) Exceeding Analyst Consensus

    Sonic Solutions (Nasdaq:SNIC) announced today results for the Company's fourth fiscal quarter ended March 31, 2003. A summary is provided in the table below:




                       Summary Financial Results
       (in thousands, except per share amounts and percentages)

                    Three Months Ended        Twelve Months Ended
                        March 31,                  March 31,
                   2003                      2003
                  (Non     2003    2002     (Non      2003     2002
                   GAAP)  (GAAP)  (GAAP)     GAAP)   (GAAP)   (GAAP)

Net revenue      $11,258  $9,467  $6,806   $35,609  $32,718  $19,104
Gross profit     $ 9,490  $7,493  $5,155   $29,053  $25,271  $13,361
Gross margin       84.3%   79.1%   75.7%     81.6%    77.2%    69.9%
Operating
 income (loss)   $ 2,325  $  328  $  838   $ 6,565  $ 2,783  $(3,937)
Operating
 margin            20.7%    3.5%   12.3%     18.4%     8.5%   (20.6%)
Net income
 (loss) per
 diluted share   $  0.10  $ 0.01  $ 0.04   $  0.32  $  0.13  $ (0.30)



    "Fiscal 2003 was a pivotal year for Sonic Solutions," commented Bob Doris, Sonic's Chief Executive Officer and President. "Revenues increased 71% over fiscal 2002, and the fourth quarter of fiscal 2003 marked the fifth consecutive profitable quarter for the Company. Over the last year, Sonic completed two strategic acquisitions and entered the retail distribution channel, solidifying our position as the world's leading supplier of DVD creation software, and increasing our OEM and end-user consumer customer base. We also laid the foundation for entry of our technology into the consumer electronics venue. We believe that Sonic is on an excellent trajectory, and that FY 2004 will be a year of continued growth and profitability."

    GAAP Presentation

    As reported under generally accepted accounting principles (GAAP), net revenue for the quarter was $9,467,000 compared to $6,806,000 for the same period in the prior fiscal year. Operating income for the quarter was $328,000 and net income per diluted share was $0.01 compared to operating income of $838,000 and net income per diluted share of $0.04 for the same period of the prior fiscal year.
    Net revenue for the fiscal year was $32,718,000 compared to $19,104,000 for the prior fiscal year. Operating income for the fiscal year was $2,783,000 and net income per diluted share was $0.13 compared to an operating loss of $3,937,000 and net loss per diluted share of $0.30 for the prior fiscal year.

    Non GAAP Presentation

    This press release includes a financial measure for income per share that excludes certain charges and that has not been calculated in accordance with GAAP. Sonic Solutions has provided this measurement in addition to GAAP because the Company believes it provides a consistent basis for comparison between reporting periods and is helpful to understand the Company's underlying operational results. This measure is provided as a complement to results provided under GAAP and should therefore not be considered an alternative to GAAP. This non GAAP measure may not be comparable to information provided by other companies. The reconciliation of GAAP to non GAAP measurements is set forth below.
    As previously announced, Sonic Solutions closed the acquisition of VERITAS Software's Desktop Mobile Division ("DMD") on December 18, 2002. During the December quarter Sonic Solutions introduced a non GAAP presentation of its results which it plans to continue in future quarters for as long as such a presentation continues to be meaningful.

    The non GAAP presentation adjusts the following items:

    Revenue - Under purchase accounting rules, OEM royalties received by Sonic on account of DMD's business may only be included in revenue if they reflect OEM shipments occurring after the date of the acquisition (December 18, 2002). The non GAAP presentation includes in revenue royalties for which Sonic received reports of shipments from OEMs after December 18, 2002 for shipments prior to December 18, 2002 and for which Sonic has invoiced the OEMs and expects to collect the amounts due in cash.

    Acquisition Related Intangible Amortization - Under purchase accounting rules, some portion of the acquisition purchase price is allocated to intangibles, such as core and developed technology and customer relationships, which are then amortized over various periods of time. These non-cash charges are eliminated in the non GAAP presentation in calculating operating income.

    Business Integration Expenses - Include certain charges that occur at or around the time of an acquisition. The non GAAP presentation eliminates any of these charges included in operating expense.

    Under the non GAAP presentation, net revenue for the quarter was $11,258,000. Operating income for the quarter was $2,325,000 and net income per diluted share was $0.10.

    June Quarter and Full Fiscal 2004 Guidance

    The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
    For the full fiscal year 2004 (ending March 31, 2004), we are reaffirming our prior guidance and expect GAAP revenues to range from $51 million to $59 million, GAAP earnings per diluted share to range from $0.47 to $0.53 cents per share and non GAAP earnings per diluted share to range from $0.51 to $0.60 cents per share. For the first fiscal quarter of 2004 (ending June 30, 2003), we forecast that revenues will range from $11.0 million to $11.5 million, GAAP earnings per diluted share will range from $0.06 to $0.08 cents per share and non GAAP earnings per diluted share will range from $0.07 to $0.09 cents per share. The difference between the GAAP and non GAAP earnings relates to the amortization expense on acquired intangibles from our acquisitions which are deducted to calculate the GAAP earnings per diluted share.

    Investor Conference Call

    Sonic will hold its fiscal fourth quarter 2003 earnings conference call on Monday, May 5, 2003 at 2:00 p.m. (PDT)/5:00 p.m. (EDT).
Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Sonic Web site at www.sonic.com. A replay of the call will also be available via Webcast at www.sonic.com.




                            Sonic Solutions
                   Condensed Statement of Operations
               (in thousands, except per share amounts)

                                   Three Months      Twelve Months
                                      Ended              Ended
                                    March 31,          March 31,
                                   2003     2002      2003   2002 (a)
                                 -------  -------   -------  --------

Net revenue                     $ 9,467  $ 6,806   $32,718  $ 19,104
Cost of revenue                   1,974    1,651     7,447     5,743
                                 -------  -------   -------  --------
    Gross profit                  7,493    5,155    25,271    13,361

Operating expenses
    Marketing and sales           2,548    2,185     8,762     8,601
    Research and development      3,825    1,542    10,625     5,897
    General and administrative      792      590     3,101     2,095
    Business integration              0        0         0       705
                                 -------  -------   -------  --------
  Total operating expenses        7,165    4,317    22,488    17,298

  Operating income (loss)           328      838     2,783    (3,937)

Other income (expense), net         (70)      25       (47)      (79)
                                 -------  -------   -------  --------

  Income (loss) before
   income taxes                     258      863     2,736    (4,016)

Provision for income taxes          113      153       200       166
                                 -------  -------   -------  --------
  Net income (loss)             $   145      710     2,536   ($4,182)
                                 =======  =======   =======  ========

  Net income (loss) per share
   applicable to common
   shareholders:
         Basic                  $  0.01  $  0.04   $  0.15    ($0.30)
                                 =======  =======   =======  ========
         Diluted                $  0.01  $  0.04   $  0.13    ($0.30)
                                 =======  =======   =======  ========
  Shares used in computing
   net income (loss)
   per share:
         Basic                   17,564   14,722    16,391    14,157
                                 =======  =======   =======  ========
         Diluted                 20,807   18,909    19,311    14,157
                                 =======  =======   =======  ========

(a) March 31, 2002 balances are derived from the audited financial statements included in the Company's 2002 Annual Report on Form 10-K.


                            Sonic Solutions
                       Condensed Balance Sheets
                            (in thousands)

                                                 March 31,  March 31,
                                                    2003    2002 (a)
                                                 ---------- ---------
Assets
Current assets:
    Cash, cash equivalents and investments       $  9,708   $ 11,114
    Accounts receivable, net of allowance
     for returns and doubtful accounts of
     $425 and $383, at March 31, 2003 and
     March 31, 2002, respectively                   5,823      3,143

    Inventory                                         531        390
    Prepaid expenses and other current assets         869        616
                                                  --------   --------
      Total current assets                         16,931     15,263
                                                  --------   --------

Fixed assets, net                                   1,745      1,123
Purchased and internally developed software
 costs, net                                           920        719
Acquired intangibles                                1,345        769
Goodwill                                            6,715          0
Other assets                                          697        604
                                                  --------   --------
      Total assets                               $ 28,353   $ 18,478
                                                  ========   ========

Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable and accrued liabilities     $  7,087   $  4,756
    Deferred revenue and deposits                   1,840      8,526
                                                  --------   --------
      Total current liabilities                     8,927     13,282
                                                  --------   --------
Shareholders' equity:
    Common stock                                   45,765     31,240
    Preferred stock                                     0      2,832
    Accumulated deficit                           (26,339)   (28,876)
                                                  --------   --------
      Total shareholders' equity                   19,426      5,196
                                                  --------   --------
      Total liabilities and
       shareholders' equity                      $ 28,353   $ 18,478
                                                  ========   ========

(a) March 31, 2002 balances are derived from the audited financial statements included in the Company's 2002 Annual Report on Form 10-K.


                            Sonic Solutions
               Reconciliation of GAAP Operating Results
                    to Non GAAP Operating Results:
  (in thousands, except per share amounts and percentages, unaudited)

                                   Three Months      Twelve Months
                                       Ended              Ended
                                     March 31,          March 31,
                                    2003     2002      2003     2002
                                  -------  -------   ------- --------

  Reported revenue                 9,467    6,806    32,718   19,104

  Adjustments:
  DMD Royalty reports received
   after December 18, 2002 for
   OEM shipments prior to
   December 18, 2002               1,791        -     2,891        -
                                 -----------------  -----------------
  Non GAAP revenue               $11,258  $ 6,806   $35,609  $19,104
                                 =================  =================


Reported gross profit              7,493    5,155    25,271   13,361

Adjustments:
  DMD Royalty reports received
   after December 18, 2002
   for OEM shipments prior to
   December 18, 2002               1,791        -     2,891        -
  Cost of sales associated with
   DMD royalty reports               (51)       -       (73)       -
  Amortization of intangibles        257      220       964      909
                                 -----------------  -----------------

Non GAAP gross profit            $ 9,490  $ 5,375   $29,053  $14,270
                                 =================  =================
Non GAAP gross margin              84.3%    78.9%     81.6%    74.7%


  Reported operating
   income (loss)                     328      838     2,783   (3,937)

  Adjustments:
  DMD Royalty reports received
   after December 18, 2002
   for OEM shipments prior to
   December 18, 2002               1,791        -     2,891        -
  Cost of sales associated with
   DMD royalty reports               (51)       -       (73)       -
  Business integration expenses        -        -         -      705
  Amortization of intangible
   assets                            257      220       964      909
                                 -----------------  -----------------

Non GAAP operating income (loss) $ 2,325  $ 1,058   $ 6,565  $(2,323)
                                 =================  =================


  Reported Net income (loss)         145      710     2,536   (4,182)

  Adjustments:
  DMD Royalty reports received
   after December 18, 2002
   for OEM shipments prior to
   December 18, 2002               1,791        -     2,891        -
  Cost of sales associated with
   DMD royalty reports               (51)       -       (73)       -
  Business integration expenses        -        -         -      705
  Amortization of intangible
   assets                            257      220       964      909
  Foreign withholding taxes         (100)       -      (100)       -
                                 -----------------  -----------------

   Non GAAP net income (loss)
    basis                        $ 2,042  $   930   $ 6,218  $(2,568)
                                 =================  =================

 Net income (loss) per diluted
  share
      Non GAAP                   $  0.10  $  0.05   $  0.32  $ (0.18)
                                 =================  =================
      GAAP                       $  0.01  $  0.04   $  0.13  $ (0.30)
                                 =================  =================

 Shares used in computing
  diluted per share amounts       20,807   18,909    19,311   14,157
                                 =================  =================



    About Sonic Solutions (Nasdaq:SNIC)

    Based in Marin County, California, Sonic Solutions (http://www.sonic.com) is the world's leading supplier of DVD creation software for professional, industrial and consumer applications. The majority of major film releases on DVD have been produced on Sonic's professional DVD authoring systems in studios around the world. Sonic's MyDVD(R) and DVDit!(R) are the most widely used DVD creation applications by consumers and video enthusiasts and are the solutions of choice among the key PC and after-market drive suppliers. Sonic's RecordNow is a leading solution for audio and data mastering. Sonic's AuthorScript, the DVD and CD formatting and burning engine that underlies Sonic's applications, is the most widely deployed DVD software engine and has been licensed by Adobe, Microsoft, Sony, and many others.

    Forward-Looking Statements

    The above paragraphs of this press release may containing forward-looking statements that are based upon current expectations. Actual results could differ materially from those projected in the forward-looking statements as a result of various risks and uncertainties including, among others, the timely introduction and acceptance of new products, costs associated with new product introductions, the transition of products to new hardware configurations and platforms and other factors, including those discussed in the Company's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with the Company's most recent annual report on Form 10-K, Form 10-Q and Registration Statement on file with the Securities and Exchange Commission, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. The Company does not undertake to update any forward-looking statements.

    Note to Editors: Sonic, the Sonic logo, Backup MyPC, CinePlayer, DVD PrePlay, DVD Producer, Edit-on-DVD, OpenDVD, PrimeTime, RecordNow and Simple Backup are trademarks of Sonic Solutions. AuthorScript, AutoDVD, DVD-Audio Creator, DVD Creator, DVDit!, DVD Fusion, MyDVD, NoNOISE, ReelDVD, Scenarist and Sonic Solutions are registered trademarks of Sonic Solutions. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license. Specifications, pricing and delivery schedules are subject to change without notice.

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415/893-8000
             clay_leighton@sonic.com
             or
             Market Street Partners
             Carolyn Bass/Rob Hawkins, 415/321-2455
             carolyn@marketstreetpartners.com
             rob@marketstreetpartners.com